Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Muscato Group, Inc., for the period ending December 31, 2009, I, Michael A. Muscato, Chief Executive Officer of Muscato Group, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Quarterly Report on Form 10-Q for the period ending December 31, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-Q for the period ended December 31, 2009, fairly represents in all material respects, the financial condition and results of operations of Muscato Group, Inc.

Muscato Group, Inc.

Date: March 31 , 2010	By:	/s/ Michael A. Muscato
Michael A. Muscato
Chief Executive Officer